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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in the registraton statement on Form S-4
(File No. 333-     ) of our report dated March 15, 1996, on our audits of the consolidated financial statements of Omnipoint Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our Firm under the captions "Selected Consolidated Financial Date" and "Experts".

                                                COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
October 9, 1996